UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015 (December 15, 2015)

TERRAFORM POWER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin  Avenue, 9th Floor
Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (240) 762-7700

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                          Completion of Acquisition or Disposition of Assets.

On December 15, 2015, TerraForm IWG Acquisition Holdings, LLC (“TerraForm Holdings”), a wholly-owned indirect subsidiary of TerraForm Power, Inc. (the “Company” or “TerraForm Power”), two affiliates of TerraForm Holdings, and TerraForm IWG Ontario Holdings LLC (“TerraForm Ontario Holdings”), a wholly-owned indirect subsidiary of TerraForm Power, completed the previously announced acquisition by TerraForm Holdings and its affiliates of  90.1% of the outstanding equity interests in Bishop Hill Class B Holdings, LLC, California Ridge Class B Holdings LLC, Invenergy Prairie Breeze Holdings LLC and Rattlesnake Wind I Class B Holdings LLC (collectively, the “Acquired Companies”) from Invenergy Wind Global LLC (“Seller”) (the “U.S. Acquisition”) and the previously announced acquisition by TerraForm Ontario Holdings of a 78 MW wind generation facility located in Ontario, Canada (the “Raleigh Facility”) from Invenergy Wind Canada Green Holdings ULC, Seller, Marubeni Corporation and Caisse de Dépôt et Placement du Québec (the “Canada Acquisition” and together with the U.S. Acquisition, the “Acquisition”).

The Acquisition collectively consists of approximately 832 MW (net) of operating wind power plants located in the United States and Canada.  Two projects, which represent approximately 98 MW (net) of capacity, are under construction and will be acquired in a second closing when they have reached commercial operation. These two projects will be acquired through the acquisition of a 90.1% equity interest in Prairie Breeze Expansion Class B Holdings LLC.

The U.S. Acquisition was completed through (i) an Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, between TerraForm Holdings and the Seller, (ii) an Amended and Restated  Purchase and Sale Agreement, dated as of December 15, 2015, between TerraForm IWG Acquisition Holdings II, LLC and the Seller, and (iii) an Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, between TerraForm IWG Acquisition Holdings III, LLC and the Seller (collectively, the “Restated Purchase Agreements”).  These three agreements amended and restated the Purchase and Sale Agreement, dated as of June 30, 2015, between TerraForm Holdings and the Seller.  The Canadian Acquisition was completed through an asset purchase and sale agreement, dated as of June 30, 2015, as amended by the First Amending Agreement dated as of December 15, 2015 (the “Amended Asset Purchase Agreement”).

The total consideration for the entire acquisition (excluding tax equity assumed) is approximately $1.96 billion, subject to certain adjustments, and includes approximately $801 million owed by subsidiaries of the Seller as of the closing date under certain non-recourse credit facilities related to the Raleigh Facility and the Acquired Companies that the purchasers repaid or assumed on the closing date and non-recourse project debt incurred.  The total consideration was paid from approximately $744 million of cash on hand, including $300 million from proceeds of notes issued in July 2015 by TerraForm Power Operating, LLC, an indirect subsidiary of TerraForm Power; and approximately $417 million from the proceeds of a new $500 million secured term loan (the "new term loan facility") entered into among a wholly-owned subsidiary of the Company, Citibank, N.A., as administrative agent and collateral agent, and the other lenders specified therein. The new term loan credit facility is secured by pledges of equity of the borrower and certain of its subsidiaries and has a term ending January 15, 2019, to the extent the borrower exercises its extension options. Interest under the term loan facility accrues at a rate of an Adjusted Eurodollar Rate  plus 5.5%, subject to a 1.0% LIBOR floor (or base rate plus 4.5%). Borrowings under the term loan facility are prepayable at the borrower’s option at par.

In connection with the Acquisition, TerraForm Power, LLC (“Terra LLC”) and Seller entered into certain option arrangements in respect of Seller’s remaining 9.9% interest in the Acquired Companies (the “Seller Interest”), with Sun Edison LLC (“SunEdison”) acting as intermediary, pursuant to the option agreement, dated as of December 15, 2015 (the “TerraForm Option Agreement”), between Terra LLC and SunEdison, and two option agreements between SunEdison and Seller entered into on December 15, 2015 (the “Original Option Agreements” and, together with the TerraForm Option Agreement, the “Option Agreements”).  The Option Agreements effectively permit (i) Terra LLC to exercise a call option, through SunEdison, to purchase the Seller Interest and (ii) Seller to exercise a put option, through SunEdison, with respect to the Seller Interest.   Under the Original Option Agreements, Seller’s put option will be available for a 180-day period beginning on September 30, 2018 and Terra LLC’s call option will be available for a 180-day period beginning on September 30, 2019, in each case, unless earlier triggered by a change of control event or certain events relating to the termination of project agreements.  To the extent the Seller exercises its put option, SunEdison will be permitted to immediately put the Seller Interest to Terra LLC at the same price paid by SunEdison under the Original Option Agreements.  Terra LLC may exercise the call option through SunEdison. In addition, if SunEdison independently exercises its call option and purchases the Seller Interest under the Original Option Agreements, Terra LLC may purchase the Seller Interest during a two-year call period, although SunEdison will be permitted to sell the Seller Interest to a third party during such time, subject to a right of first refusal of Terra LLC, and SunEdison need not sell the Seller Interest to Terra LLC under this option if the purchase price is lower than SunEdison’s cost plus an agreed return.  The exercise prices of the put and call options described above will be based on the determination of the fair market value of the Seller Interest at the time the relevant option is exercised, subject to certain minimum and maximum thresholds set forth in the Option Agreements.

The foregoing description of the Restated Purchase Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by reference to such agreements filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Amended Asset Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by reference to such agreement filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the TerraForm Option Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

The representations, warranties and covenants of the parties contained in the Restated Purchase Agreements and the Amended Asset Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the such agreements, (b) are subject to materiality qualifications contained in such agreements, which may differ from what may be viewed as material by investors, (c) are made only as of the date of the closing of the transaction or such other date as is specified in such agreements, and (d) have been included in such agreements for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  The Restated Purchase Agreements and the Amended Asset Purchase Agreement are included with, or incorporated into, this filing only to provide investors with information regarding the terms of such agreements and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants contained in or any descriptions of the Restated Purchase Agreements or the Amended Asset Purchase Agreement as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in TerraForm Power’s public disclosures.

Item 9.01                          Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to this Item 9.01 are not being filed herewith. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings, LLC.
10.2*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings II, LLC.
10.3*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings III, LLC.
10.4*
Raleigh Asset Purchase and Sale Agreement, dated as of June 30, 2015, by and among TerraForm IWG Ontario Holdings LLC and Invenergy Wind Canada Green Holdings ULC, Invenergy Wind Global LLC, Marubeni Corporation and Caisse de Dépôt et Placement du Québec (incorporated by reference to Exhibit 10.3 to TerraForm Power’s Form 10-Q for the quarter ended June 30, 2015).

10.5	First Amending Agreement, dated as of December 15, 2015, by and between Invenergy Wind Canada Green Holdings ULC and TerraForm IWG Ontario Holdings, LLC.
10.6	TerraForm Option Agreement, dated as of December 15, 2015, by and between SunEdison LLC and TerraForm Power, LLC.
99.1	Press Release dated December 16, 2015.

*
Certain exhibits, schedules and annexes have been omitted.  The registrant hereby undertakes to furnish supplementally copies of the omitted exhibits, schedules and annexes upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

	By:	/s/Sebastian Deschler
Sebastian Deschler
Senior Vice President, General Counsel and Secretary

Dated: December 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings, LLC.
10.2*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings II, LLC.
10.3*	Amended and Restated Purchase and Sale Agreement, dated as of December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings III, LLC.
10.4*
Raleigh Asset Purchase and Sale Agreement, dated as of June 30, 2015, by and among TerraForm IWG Ontario Holdings LLC and Invenergy Wind Canada Green Holdings ULC, Invenergy Wind Global LLC, Marubeni Corporation and Caisse de Dépôt et Placement du Québec (incorporated by reference to Exhibit 10.3 to TerraForm Power’s Form 10-Q for the quarter ended June 30, 2015).

10.5	First Amending Agreement, dated as of December 15, 2015, by and between Invenergy Wind Canada Green Holdings ULC and TerraForm IWG Ontario Holdings, LLC.
10.6	TerraForm Option Agreement, dated as of December 15, 2015, by and between SunEdison LLC and TerraForm Power, LLC.
99.1	Press Release dated December 16, 2015.

*
Certain exhibits, schedules and annexes have been omitted.  The registrant hereby undertakes to furnish supplementally copies of the omitted exhibits, schedules and annexes upon request by the Commission.